FINISHED GOODS INVENTORY PURCHASE AGREEMENT, dated December 13, 2004, effective as of the close of business on December 10, 2004 (the "Effective Date") (the "Agreement"), by and between GREEN MANUFACTURING, INC., a Delaware corporation ("Green") and ROSENBOOM MACHINE & TOOL, INC., an Iowa corporation ("RMT").

                                R E C I T A L S:
                                ---------------

     WHEREAS, Green and RMT have executed and delivered that certain Asset Purchase Agreement, of even date, among each of Green, RMT and certain other parties (the "APA"), pursuant to which, among other things, RMT has acquired certain assets from Green previously used by Green in the operation of Green's Hydraulic Cylinder Division (the "Division").

     WHEREAS, Green agreed to make available for purchase by RMT, and to sell to RMT, and RMT has agreed to purchase, certain inventory of Green on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, Green and RMT hereby agree as follows:

     1. Inventory. Simultaneously with the execution and delivery, and subject to the terms, of this Agreement, RMT is licensing and making available to Green, at no cost and expense to Green, a fenced and segregated area (the "Green Area") within the main factory building at RMT's Bowling Green, Ohio facility, located at 1032 South Maple Street, Bowling Green, Ohio (the "Facility"), which Green Area Green will use to store certain Inventory, as hereinafter defined, which Inventory is, and subject to the terms and conditions of this Agreement shall remain, the sole and exclusive property of Green until purchased by RMT pursuant to the terms and conditions of this Agreement. For purposes of this Agreement, "Inventory" shall mean certain items of inventory used in connection with the operation of the Division, consisting of manufactured products and other goods as set forth on Schedule 1 attached hereto and made a part hereof. Schedule 1 sets forth an itemized listing of the Inventory, including, but not limited to, item description, quantity available, part number and purchase price with respect to each unit of Inventory.

     2. Agreements to Purchase and Sell.

          (a) Upon and subject to the terms and conditions of this Agreement, RMT agrees that it shall purchase from Green, and Green agrees that it shall sell to RMT, 100% of RMT's requirements for products of the type that constitute part of the Inventory for so long as a supply thereof remains part of the Inventory. The purchase price for items of Inventory shall be as set forth on
Schedule 1.

          (b) The parties agree that, upon any use, sale or shipping of an item of Inventory or the issuance of any invoice with respect thereto, by RMT, or upon removal of any item of Inventory from the Green Area, whether or not such item is subsequently returned, such item shall be deemed to have been purchased by RMT from Green (individually and collectively, "Purchased Inventory"), at the price set forth on Schedule 1 and upon the terms and conditions set forth in this Agreement. For purposes of this Agreement, Purchased Inventory shall also include Comparable Inventory Items. Purchased Inventory shall, upon purchase by RMT hereunder, no longer constitute

Inventory for purposes of this Agreement, but shall constitute "Collateral", as hereinafter defined. Any purchase by RMT under the terms of this Agreement shall be binding upon RMT and non-cancelable.

          (c) Without  limiting the  generality of the  provisions of paragraphs
(a) and (b) of this Section 2, RMT covenants and agrees that, to the extent that any items which are identical or similar to Inventory or which could be used by RMT in place thereof (collectively, "Comparable Third Party Items"), are purchased, sold, shipped or used by RMT or RMT issues any invoice with respect thereto (a "Comparable Purchase") during the Term (defined below), RMT shall be deemed to have purchased, as of the date of the Comparable Purchase, such items from Inventory ("Comparable Inventory Items") that RMT could have used in lieu of such Comparable Third Party Items. Such purchase by RMT of Comparable Inventory Items shall be (i) at the price set forth on Schedule 1, and upon the terms and conditions set forth in this Agreement, and (ii) made as a result of, and notwithstanding, such Comparable Purchase.

     3. Location, Labeling and Segregation.
        ----------------------------------

          (a) RMT acknowledges and agrees that until such time as it purchases Inventory hereunder, and notwithstanding the Green Area's being located in the Facility, it has not taken ownership or possession of the Inventory from Green. RMT further acknowledges and agrees that it has inspected the Inventory, and that each item of Inventory conforms in all respects to the description thereof set forth on Schedule 1, and meets the Inventory Condition Standard, as hereinafter defined.

          (b) Green  covenants and agrees that during the term of this Agreement
(i) it will maintain the Inventory exclusively at the Green Area and (ii) will label the Inventory as being the property of Green. RMT covenants and agrees that, at its own cost and expense, it will (a) maintain the Green Area as a fenced and self-contained space within the Facility and (b) maintain the Facility so as to prevent any deterioration of or damage or loss with respect to the Inventory. For purposes of this Agreement, the "Inventory Condition Standard" means that the subject Inventory is merchantable and in good condition and in all respects satisfactory.

          (c)  Dan  Craig  and  Derrill   Fowler   (each  a   "Custodian"   and,
collectively, the "Custodians", which terms shall include any replacement or successor custodians from time to time designated by Green to RMT in writing) are appointed by Green to be its custodians of the Inventory. The Custodians are not employees of Green but, instead are independent contractors. Only Green's officers and employees and the Custodians shall have access to the Inventory and the Green Area; and except in the case of emergency causing or threatening injury or death to persons or damage or destruction to property, RMT shall have no access to the Green Area.

          (d) Green shall pay to each Custodian a total one-time fee in the aggregate amount of Five Hundred ($500) Dollars for all periods during which such Custodian is caring for, removing counting, or otherwise performing services in connection with the Inventory and the Green Area. Green shall deliver to each Custodian as and when required by law such IRS Form 1099 or other applicable tax form in respect of all such fees paid by Green to the Custodians. It is acknowledged that the Custodians are employees of RMT; however, that fact shall not impair their duties and responsibilities to Green during such periods as they are serving as Custodians (during which periods they shall not be deemed to providing work for or other employee services to RMT).

          (d) The Green Area shall at all times be enclosed by a wire fence and shall be labeled prominently as being licensed to Green and containing property owned by Green. Only Green's officers and employees and the Custodians shall withdraw Inventory from the Green Area.

     4. Title; UCC Filing.
        -----------------

          (a) Subject to the terms and conditions of this Agreement, the Inventory shall remain the sole and exclusive property of Green. RMT hereby covenants and agrees that RMT shall have no right or interest in the Inventory except as provided in this Agreement. RMT agrees to execute and deliver to Green Uniform Commercial Code ("UCC") financing statements, and/or other statements, including, but not limited to, protective UCC financing statements, as and when requested by Green, and hereby authorizes Green to file, without the signature of RMT, one or more financing, continuation and/or other statements, and amendments thereto, under the UCC reflecting Green's ownership of, and other rights in, the Inventory.

          (b) RMT shall, at its sole cost and expense, keep the Inventory free and clear from any and all liens or encumbrances of any kind (except any caused by Green) and shall indemnify and hold Green harmless from and against any and all losses or expenses caused by RMT's failure to do so. RMT shall give Green immediate written notice of any attachment or judicial process affecting the Inventory or Green's ownership thereof.

     5. Insurance, Loss or Damage.
        -------------------------

          (a) RMT shall, at its own cost and expense, for the benefit of Green, secure and at all times maintain, with financially sound and reputable companies, insurance policies insuring the Inventory, for the full replacement value thereof, while the Inventory is located in the Facility or at any other location, or while the Inventory is in transit (including, but not limited to, as set forth in Section 7 hereof) against loss or damage by fire, explosion, theft and such other casualties as are usually insured against by companies engaged in the same or similar businesses. Such policies shall be in such form and in such amounts and coverage as may be satisfactory to Green, naming Green as the insured with respect to the Inventory, with losses payable to Green. All such insurance shall (i) contain a clause which provides that Green's interest under the policy will not be invalidated by any act or omission of, or any breach of warranty by, RMT, or by any change in the title, ownership or possession of the insured property, or by the use of the property for purposes more hazardous than is permitted in the policy, and (ii) provide that no cancellation, reduction in amount or change in coverage thereof shall be effective until at least thirty (30) days after receipt by Green of written notice thereof. RMT shall contemporaneously with the execution and delivery of this Agreement, and from time to time thereafter, provide to Green a certificate of insurance confirming that such coverage is in effect.

          (b) RMT shall bear the entire risk of loss, theft, destruction of or damage to any item of Inventory, from the date hereof until the Inventory is either purchased by RMT or the earlier expiration of the term of this Agreement, including, but not limited to, while the Inventory is at

RMT's Facility or in transit. In the event of loss, theft, destruction of or damage to any item of Inventory (such Inventory, "Lost Inventory"), RMT shall be deemed to have purchased from Green, at the price set forth on Schedule 1 and upon the terms and conditions set forth in this Agreement, any such Lost Inventory; provided, however, that in the event that there is a payment to Green under any policy of insurance pursuant to the foregoing paragraph (a) of this
Section 5, and as a result of such insurance payment (whether occurring before or after a payment for Lost Inventory by RMT pursuant to this paragraph) Green has received a duplicate payment for any item of Lost Inventory, Green shall, within fifteen (15) days after receipt of any such duplicative payment, forward the amount of such duplicative payment to RMT.

     6. Books and Records; Payment.
        --------------------------

          (a) RMT shall maintain true, complete and accurate books and records with respect to the Inventory purchased by RMT hereunder by month and in total (in both paper and electronic media) ("Monthly Books and Records"), including, but not limited to, with respect to date of purchase of Purchased Inventory (including, but not limited to, Comparable Inventory Items), calculation of purchase price based upon the purchase price with respect to each unit of Inventory as set forth on Schedule 1 hereto ("Monthly Purchase Price"), Comparable Purchases and the related Comparable Third Party Items and Comparable Inventory Items, remaining Inventory and such other matters and in such form and format as Green may request from time to time. RMT shall deliver a copy of such Monthly Books and Records to Green on a monthly basis within fifteen (15) days following the end of each month any part of which falls during the Term. All Monthly Books and Records maintained and/or furnished by RMT hereunder shall be in a format and on media (e.g., CD-ROM, DVD-ROM, tape, electronic transmission, etc.) designated in writing by Green as acceptable to it from time to time.

          (b) For purposes of this Agreement, the amount of the payment due to Green for Purchased Inventory, including, but not limited to, Comparable Inventory Items, shall be initially determined based upon the accounting set forth in the Monthly Books and Records delivered to Green pursuant to paragraph
(a) of this Section 6. Simultaneously with the delivery of each such Monthly Books and Records, RMT shall pay to Green the purchase price for Purchased Inventory, including, but not limited to, Comparable Inventory Items, purchased by RMT during the prior month as set forth in the Monthly Books and Records. Payment shall be made in U.S. dollars, by certified check of RMT made payable to the order of Green, or at Green's option, by wire transfer of immediately available funds to an account designated in writing by Green. All prices set forth on Schedule 1 are exclusive of any tax, duty, or other fee of any nature, imposed upon the transactions contemplated hereunder by any federal, state or local government authority or agency. All such taxes, duties, customs and other fees shall be paid by RMT (unless RMT shall present an exemption certificate acceptable to the taxing authorities). In the event that Green is required to prepay any such tax, duty, custom or other fee, RMT will reimburse Green therefor promptly upon request.

          (c) At any time during the Term, and for forty-five (45) days thereafter, Green may object to RMT's calculation of the Monthly Purchase Price set forth in any Monthly Books and Records delivered to Green. In such an event, Green shall deliver to RMT a written objection to such calculation, reporting and/or accounting. If such objection is not resolved by the parties within fifteen (15) days after delivery thereof to RMT, all remaining disagreements with respect thereto shall, within five (5) days following a written request from Green to RMT, be submitted to an accounting firm of national reputation selected jointly by Green and RMT; if Green and RMT are unable to agree on an accounting firm, each shall, within five (5) days following a written request from Green to RMT, select an accounting firm of national reputation and within five (5) days following the selection of both such accounting firms, such firms shall select a third accounting firm of national reputation and such third firm shall resolve all remaining disagreements with respect to the calculation of such Monthly Purchase Price. The accounting firm so selected shall hereinafter be referred to as the "Selected Firm". Green and RMT shall use their respective best efforts to cause the Selected Firm to resolve all submitted disputes within thirty (30) days of submission of such thereto by delivery to Green and RMT of a statement in writing setting forth the conclusion of the Selected Firm's opinion of the disputed item or items and the effect of such conclusions on the Monthly Purchase Price. The determination of the Selected Firm with respect to the Monthly Purchase Price shall be final, conclusive and binding, and judgment may be entered thereon in any court of competent jurisdiction. Nothing contained herein shall be deemed a consent to arbitrate any other issue or dispute which may hereafter arise among the parties to this Agreement. The costs and fees of the Selected Firm shall be borne equally by Green on the one hand, and RMT, on the other hand. At all times during the Term, and for forty-five (45) days thereafter, RMT shall allow Green and its representatives full and free access to such books and records of RMT related to the calculation and payment of each Monthly Purchase Price as Green shall deem necessary, appropriate or advisable, and allow Green to make extracts therefrom and copies thereof of any of the same at Green's own cost and expense. In connection with its review, the Selected Firm shall have the right to undertake such auditing procedures as it may deem appropriate and to examine all work papers utilized in the accounting and determination of the Monthly Purchase Price.

          (d) If any further payment ("Further Purchase Price") is due Green under paragraph (c) of this Section 6, RMT shall make payment of such amount within five (5) days following the earlier of settlement or the issuance of the Selected Firm's decision. Any Further Purchase Price shall bear interest at the rate of two percent (2%) above the prime rate as reported from time to time in The Wall Street Journal from the date RMT delivers the relevant Monthly Books and Records until due pursuant to the terms of the foregoing sentence.

          (e) If at any time RMT is delinquent in the payment of any amount due to be paid to Green under this Agreement, late charges of one and one-half percent (1.5%) per month or the maximum amount permitted by law, whichever is less, shall be due and payable on any sums not paid by RMT when due.

     7. Return of Inventory.
        -------------------

          (a) Within five (5) days following the expiration of the Term, or the earlier termination of this Agreement pursuant to the terms hereof, RMT shall send written notice to Green identifying all items of Unpurchased Inventory, as hereinafter defined. Green shall engage RMT, at Green's expense and as directed in writing by Green, within five (5) days following receipt of the aforementioned notice, to pack and ship all items of the Inventory not purchased by RMT pursuant to the terms of this Agreement (the "Unpurchased Inventory") to a U.S. location (the "Green Destination") identified by written notice received from Green pursuant to the terms of Section 19(b) hereof. RMT shall ensure that all packaging of the Unpurchased Inventory is suitable, including, but not limited to, with respect to construction, design, materials and assembly, to ensure delivery of such Unpurchased Inventory to Green in undamaged condition that is satisfactory to Green. Not later than the date of shipment of any Unpurchased Inventory pursuant to the terms of the first sentence of this
Section 7, RMT shall deliver to Green a complete written accounting of all Purchased Inventory and Unpurchased Inventory. RMT shall bear the risk of loss, theft, destruction of or damage to the Unpurchased Inventory or any component thereof until such Unpurchased Inventory is received at the Green Destination. RMT covenants and agrees that each item of Unpurchased Inventory returned to Green will meet the Inventory Condition Standard. RMT shall be deemed to have purchased from Green, at the price set forth on Schedule 1 and upon the terms and conditions set forth in this Agreement, any Unpurchased Inventory that is either (i) not returned to Green pursuant to the terms of this Section 7, or
(ii) not in the condition specified in the foregoing sentence. RMT hereby represents and warrants to Green that all Unpurchased Inventory returned to Green shall be free and clear of any and all Encumbrances, as hereinafter defined.

          (b) RMT hereby grants to Green (and its agents, representatives or assigns) a fully-paid, royalty-free, worldwide right and license to, upon either or both of the expiration of the Term and the occurrence of an RMT Breach (unless appropriately waived in writing in accordance with this Agreement) as more fully provided in Section 14, below, use, or sell or otherwise transfer, any and all of the Inventory which may bear or utilize any of RMT's or the
Division's  names,  tradenames,   trademarks,   patents  or  other  intellectual
property.

     8. Inspection; Audit. Green and its representatives shall have the right, during the Term and at any time until the Unpurchased Inventory has been received by Green pursuant to the terms of Section 7 hereof, to enter RMT's property and facilities on reasonable notice during RMT's normal business hours and, subject to RMT's normal and reasonable security requirements, to physically inspect the Inventory, conduct physical inventories, and audit stock-handling procedures (including, but not limited to, storage and distribution). Green and its representatives shall have the right, during the Term and for forty-five
(45) days thereafter, to examine and audit the books and records of RMT relevant or related to the Inventory, the Purchased Inventory and the Unpurchased Inventory, including, but not limited to, the Monthly Books and Records, at any time upon reasonable notice. RMT shall allow Green and its representatives full and free access to such books and records as Green shall deem necessary, appropriate or advisable, and shall allow Green and its representatives to make extracts therefrom and copies thereof at Green's own cost and expense. In connection with any such examination and audit, Green and its representatives shall have the right to undertake such auditing procedures as it or they, as the case may be, may deem appropriate.

     9. Security.
        --------

          (a) As security for the due and punctual performance of any and all of the present and future obligations of RMT under this Agreement, including, but not limited to, payment to Green for any and all Purchased Inventory and the delivery of the Unpurchased Inventory to Green pursuant to Section 7 hereof, RMT hereby assigns, mortgages, pledges, hypothecates, transfers, sets over and grants to Green a first lien on and security interest in the following collateral (the "Collateral"): (i) all of the Purchased Inventory, whether now or hereafter existing or acquired, (ii) all accounts (as defined in the UCC) of RMT arising out of the sale of Purchase Inventory on or after the date of this Agreement, (iii) all insurance proceeds payable in respect thereof and (iv) all other present and future products and proceeds of the foregoing, all as more fully set forth in the Finished Goods Security Agreement of even date herewith between RMT and Green (the "Security Agreement"), the terms and conditions of which are hereby incorporated herein by reference as if fully restated herein. In connection with the foregoing, RMT agrees to execute and deliver to Green UCC financing statements, as and when requested by Green, and hereby authorizes Green to file, without the signature of RMT, one or more financing and continuation statements, and amendments thereto, in order to secure RMT's interest in the Collateral.

          (b) Green shall retain such security interest in addition to all other remedies available to Green. In the event of a failure by RMT to perform in a timely manner any obligation of RMT to Green hereunder, RMT hereby agrees to assemble all such secured Collateral for the defaulted obligation and make such Collateral available to Green at a place reasonably convenient to both parties. In the event that RMT disposes of any such Collateral, any proceeds from any such disposition shall be applied to the amount of RMT's outstanding obligations hereunder.

          (c) All security interests and the related rights and remedies granted to Green hereunder or under any other instrument, document or writing delivered to Green by RMT shall be cumulative; provided, however, that, in the event of an inconsistency between the terms of the security interest and the related rights and remedies granted hereunder and the terms of the security interest and the related rights and remedies granted to Green under any other instrument, document or writing, the grant most favorable to Green shall control.

          (d) If, notwithstanding the intentions of both RMT and Green that true and full ownership of all of the Inventory remain with Green unless and until it is purchased by RMT pursuant to this Agreement, the transactions contemplated by this Agreement are nonetheless deemed to represent a present sale of the Inventory by Green to RMT, then Green shall be deemed hereby to have retained, and RMT shall be deemed hereby to have granted to Green, a purchase money security interest in and to any and all of the Inventory and all products and proceeds thereof, including, without limitation, all accounts and insurance proceeds arising therefrom or in connection therewith. The terms and conditions of such security interest, and Green's rights and remedies in respect thereof, shall be upon the terms and conditions set forth in this Section 9, including, without limitation, the incorporation by reference of the terms and conditions of the Security Agreement.

     10. NO WARRANTY; LIMITATION OF LIABILITY.
         ------------------------------------

          (a) GREEN HAS NOT MADE AND DOES NOT MAKE ANY GUARANTEES, REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, IN LAW OR IN FACT, ORAL OR IN WRITING, AS TO ANY MATTER WHATSOEVER, INCLUDING, BUT NOT LIMITED TO, NON-INFRINGEMENT, OR THE DESIGN, QUALITY, CAPACITY OR CONDITION OF THE INVENTORY. GREEN EXPRESSLY DISAVOWS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, IT BEING AGREED THAT NO DEFECT, EITHER PATENT OR LATENT, SHALL RELIEVE RMT OF ITS OBLIGATIONS HEREUNDER. EXCEPT AS SPECIFICALLY PROVIDED HEREIN, RMT AGREES THAT GREEN AND ANY SUCCESSOR OR ASSIGNEE OF GREEN SHALL NOT BE LIABLE FOR SPECIFIC PERFORMANCE OR ANY LIABILITY, LOSS, DAMAGE OR EXPENSE OF ANY KIND IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED

BY THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, INDIRECT, INCIDENTAL, PUNITIVE, CONSEQUENTIAL OR SPECIAL DAMAGES OF ANY NATURE, LOST PROFITS, LOSS OF USE, INTERRUPTION OF BUSINESS, OR FOR ANY CLAIM OR DEMAND REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, OR OTHERWISE, EVEN IF GREEN HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN THE EVENT THAT THE LIMITATION OF LIABILITY SET FORTH IN THE FOREGOING SENTENCE SHALL, FOR ANY REASON, BE FOUND BY A COURT OF COMPETENT JURISDICTION TO BE UNENFORCEABLE, THE PARTIES AGREE THAT IN SUCH EVENT THE AGGREGATE LIABILITY IN DAMAGES OR OTHERWISE OF GREEN, OR ANY SUCCESSOR OR ASSIGNEE OF GREEN, IN CONNECTION WITH THIS AGREEMENT SHALL NOT EXCEED THE PAYMENT, IF ANY, RECEIVED BY GREEN (OR ANY SUCCESSOR OR ASSIGNEE OF GREEN, AS APPLICABLE) FOR THE UNIT OF INVENTORY SUPPLIED OR TO BE SUPPLIED HEREUNDER WHICH IS THE SUBJECT OF THE RELEVANT CLAIM OR DISPUTE.

          (b) Nothing in this Section 10(b) shall limit, in any way, Green's obligation, pursuant to the APA and any and all other documents, instruments and agreements to be executed by the parties hereto in connection with said APA, to fully reimburse, indemnify, and hold harmless RMT from any and all product liability claims relating to products manufactured by Green, but only to the extent expressly set forth therein.

     11. Compliance. RMT shall be solely responsible for complying with all applicable law, ordinances, rules and regulations (individually and collectively, "Applicable Law") relating to the operations of the Division, the terms of, and the transactions contemplated by, this Agreement, and the obligations of RMT in connection therewith, including, but not limited to, Applicable Law with respect to the possession, sale, distribution, shipment, export, use, modification, maintenance, repair or warranty of the Inventory and any products thereof, and invoicing, payment and collections with respect thereto.

     12. Representations and Warranties of RMT. RMT hereby represents and warrants to Green as follows:

          (a) It is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and it has qualified to do business as a foreign corporation in the jurisdictions, if any, outside of such state, in which it does business and is required to so qualify.

          (b) It has full corporate power and authority to execute and deliver this Agreement, and to perform the duties and responsibilities contemplated hereby.

          (c) The execution, delivery and performance of this Agreement has been duly authorized by its Board of Directors, and no other corporate approvals are necessary.

          (d) Neither the execution of this Agreement nor performance hereunder will (i) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under the terms, conditions or provisions of its Articles of Incorporation or By-Laws or any contract, agreement or other instrument or obligation to which it is a party, or by which it may be bound, or (ii) violate any order, judgment, writ, injunction or decree applicable to it.

     13. Representations and Warranties of Green. Green hereby represents and warrants to RMT as follows:

          (a) It is a company duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its formation, and it has qualified to do business as a foreign company in the jurisdictions, if any, outside of such state or jurisdiction, in which it does business and is required to so qualify.

          (b) It has full corporate power and authority to execute and deliver this Agreement and to perform the duties and responsibilities contemplated hereby.

          (c) The execution, delivery and performance of this Agreement has been duly authorized by its Board of Directors, and no other corporate approvals are necessary.

          (d) Neither the execution of this Agreement nor performance hereunder will (i) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under the terms, conditions or provisions of its charter documents or any contract, agreement or other instrument or obligation to which it is a party, or by which it may be bound, or (ii) violate any order, judgment, writ, injunction or decree applicable to it.

          (e) Green owns the Inventory, free and clear of any and all options, rights, pledges, mortgages, security interests, liens, charges, burdens, servitudes and other encumbrances (collectively, an "Encumbrance") whatsoever, other than the Encumbrance of Citibank, N.A., which is being released contemporaneously herewith.

     14. Breach by RMT.
         -------------

          (a) In the event that RMT fails to perform any of its obligations under this Agreement, or in any way breaches or defaults under any of the provisions hereof (any such event, an "RMT Breach"), or Green terminates this Agreement, Green or its representatives will have an irrevocable right to enter RMT's Facility at any time during RMT's normal business hours for the purpose of removing the Unpurchased Inventory. RMT expressly waives any right or remedies that RMT has or may have with regard to the Unpurchased Inventory, including, but not limited to, any right that RMT has or may have to notice and a hearing or to a bond, undertaking or surety before a writ of replevin, order of seizure, or similar writ or order will issue or become enforceable.

          (b) In the event of an RMT Breach, Green may, at its option, take one or more of the following actions: (i) require RMT to return immediately all of the Unpurchased Inventory under the provisions of Section 7 above, (ii) declare all sums due and to become due under this Agreement immediately due and payable,
(iii) without breach of the peace, take immediate possession of and remove the Unpurchased Inventory, including, but not limited to, pursuant to paragraph (a) of this

Section 14, (iv) sell any or all of the Unpurchased Inventory at public or private sale, or otherwise dispose of, hold, use or transfer to others any or all of such Unpurchased Inventory, or (v) exercise any and all rights and/or remedies which may be available to Green under applicable law, including, but not limited to, the rights of a secured creditor (under the UCC and otherwise) and the right to recover damages for the breach of this Agreement. In addition, RMT shall be liable for reasonable attorneys' fees and other costs and expenses resulting from any RMT Breach, and the exercise of Green's remedies in connection therewith. Each remedy shall be cumulative, nonexclusive and in addition to any other remedy otherwise available to Green at law or in equity. No express or implied waiver of any RMT Breach shall constitute a waiver of any of Green's other rights, nor shall any such waiver constitute a waiver of any other RMT Breach, whether of the same nature or otherwise.

          (c) Notwithstanding anything contained herein, RMT shall not be deemed to be in breach of its obligations under subclause (a) of the second sentence of
Section 3(b) hereof unless it fails to cure any such breach within ten (10) days following written notice thereof from Green.

     15. Expenses. Except as expressly set forth in this Agreement, RMT shall not be reimbursed by Green for any expenses incurred by it unless it shall have received Green's prior written approval thereof and acknowledgement of responsibility therefor.

     16. Term; Survival. The term of this Agreement shall be the one-year period commencing as of the date hereof (the "Term") unless earlier terminated pursuant to the terms of this Agreement. Notwithstanding the foregoing, this Agreement may be terminated by Green at any time and for any reason upon ten (10) days' prior written notice to RMT. Notwithstanding any other provision of this Section 16 to the contrary, any provision of this Agreement that by its terms is to be performed by RMT after the Term or termination of this Agreement shall survive any expiration or termination of this Agreement, including, but not limited to, Sections 6, and 18 hereof, and the provisions of this Agreement with respect to shipment and delivery of the Unpurchased Inventory to Green, together with the provisions of this Agreement governing risk of loss and insurance in connection therewith.

     17. No Authority. It is expressly acknowledged and agreed that, except as expressly set forth herein, RMT shall have no authority to bind Green to any agreement or obligation with any third party.

     18. Indemnification. From and after the date hereof, RMT, will reimburse, indemnify and hold harmless Green and its officers, directors, employees, consultants, representatives and its and their respective successors and assigns (an "Indemnified Party") against and in respect of:

          (a) any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by an Indemnified Party that result from, relate to or arise out of:

               (i) any and all liabilities and obligations of RMT of any kind, nature and description whatsoever, fixed or contingent, inchoate or otherwise;

               (ii)   any  and   all   actions,   suits,   claims,   or   legal,
administrative, arbitration, governmental or other proceedings or investigations against any Indemnified Party that relate to

RMT, and/or which result from or arise out of any action or inaction of RMT or any director, officer, employee, shareholder, agent or representative of RMT and/or relate to the performance of any of the foregoing under this Agreement and/or with respect the transactions contemplated hereunder; provided, however, that RMT shall not be liable to any Indemnified Party unless and until the amounts due such party under this Section 18(a)(ii) exceed Ten Thousand ($10,000) Dollars, and then only for amounts in excess thereof; and

               (iii) any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant on the part of RMT under this Agreement, or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to Green pursuant hereto or in connection with the negotiation, execution or performance of this Agreement; and

          (b) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, but not limited to, reasonable legal fees) incident to any of the foregoing or to the enforcement of this Section 18.

          (c) this Section 18 shall survive the termination or expiration of this Agreement.

     19. Miscellaneous.
         -------------

          (a) Each party to this Agreement shall pay its own expenses incidental to the negotiation, preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including, but not limited to, the fees and expenses of their respective legal counsel and accountants.

          (b) Any and all notices, demands or other communications or deliveries permitted or required to be given pursuant to this Agreement shall be in writing and deemed given when personally delivered or three days after deposit in the United States mail, postage prepaid, sent certified or registered and addressed as follows:

          (i)   If to RMT:

                Rosenboom Machine & Tool, Inc.
                1530 Western Avenue
                Sheldon, Iowa 51201

          (ii)  If to Green:

                Green Manufacturing, Inc.
                c/o P&F Industries, Inc.
                300 Smith Street
                Farmingdale, New York 11735
                Attention: Chief Financial Officer

or to such other address or person as hereafter shall be designated in writing by the applicable party in accordance with this Section 19(b).

          (c) This Agreement and the exhibits and schedules hereto constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and supersede all negotiations, preliminary agreements, and all prior and contemporaneous discussions and understandings of the parties in connection with the subject matter hereof. All exhibits and schedules hereto are hereby incorporated into and made a part of this Agreement.

          (d) No amendment, waiver, change, or modification of any of the terms, provisions, or conditions of this Agreement shall be effective unless made in writing and signed by the parties to be charged. Waiver of any provision of this Agreement shall not be deemed a waiver of future compliance therewith, and such provision shall remain in full force and effect.

          (e) In the event any provision of this Agreement is held invalid, illegal, or unenforceable, in whole or in part, the remaining provisions of this Agreement shall not be affected thereby and shall continue to be valid and enforceable, and, if, for any reason, a court finds that any provision of this Agreement is invalid, illegal, or unenforceable as written, but that by limiting such provision it would become valid, legal, and enforceable, then such provision, shall be deemed to be written and shall be construed and enforced as so limited.

          (f) This Agreement shall be construed in accordance with, and governed by, the laws of the State of Ohio, excluding choice of law principles thereof, except where the law of another jurisdiction is applicable to the perfection of any security interest contemplated hereby. RMT hereby irrevocably and unconditionally: (i) consents and submits for itself and its property in any action relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the federal courts located within the Northern District of Ohio and state courts located within the County of Wood in the State of Ohio; (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court, and agrees not to plead or claim the same; (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to RMT at its address set forth in Section 19(b) of this Agreement or at such other address of which the sender shall have been previously notified in writing and in accordance with Section 19(b), and (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

          (g) This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. It shall not be necessary that any single counterpart hereof be executed by all parties hereto so long as at least one counterpart is executed by each party.

          (h) The titles or captions of paragraphs and/or sections in this Agreement are provided for convenience of reference only, and shall not be considered a part hereof for purposes of interpreting or applying this Agreement, and such titles or captions do not define, limit, extend, explain or describe the scope or extent of this Agreement or any of its terms or conditions.

          (i) Words and phrases herein shall be construed as in the singular or plural number and as masculine, feminine, or neuter gender, according to the context.

          (j) Green may assign its rights and obligations hereunder at its sole discretion. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors, and permitted assigns; provided, however, that RMT may not assign its rights or obligations hereunder without the prior written consent of Green, and in the event of any such permitted assignment, all of the terms, covenants, agreements, and conditions of this Agreement shall continue to be in full force and effect and RMT shall continue to remain fully liable and responsible for the due performance of all of the terms, covenants, agreements, and conditions of this Agreement that it is obligated to observe and perform. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto (and their respective legal representatives, heirs, successors and permitted assigns), any rights, remedies, obligations, or liabilities.

          (k) RMT agrees that no publicity, release or other public announcement concerning the transactions contemplated by this Agreement shall be issued without the advance approval of both the form and substance of the same by Green and its counsel, which approval, in the case of any publicity, release or other public announcement required by applicable law, shall not be unreasonably withheld or delayed. The parties agree further that the terms of this Agreement shall be divulged only to such of their employees and representatives who shall have a "need to know", unless such terms have been publicly released in accordance with the provisions hereof.

          (l) The rights of Green under the various provisions of this Agreement, including, but not limited to the indemnification provisions of
Section 18, are independent and nonexclusive,

and shall not in any way limit any right or remedy available to Green under any other provision of this Agreement, at law, in equity or otherwise, with respect to the breach of any provision of this Agreement by RMT, including, but not limited to, any representation, warranty, agreement or covenant of RMT contained herein.

          (m) GREEN AND RMT HEREBY IRREVOCABLY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THIS AGREEMENT AND THE RELATIONSHIPS THEREBY ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including, without limitation, contract claims, tort claims, breach of duty claims, and all other statutory and common law claims. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS AGREEMENT. In the event of litigation, this provision may be filed as a written consent to a trial by the court.


                      [Signatures appear on following page]
                       -----------------------------------

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement and cause the same to be delivered on their behalf, as of the Effective Time.

                                        ROSENBOOM MACHINE & TOOL, INC.



                                        By:/s/ Brian Rosenboom
                                           ------------------------------------
                                           Brian Rosenboom, Vice President

                                        GREEN MANUFACTURING, INC.



                                        By:/s/ Joseph A. Molino, Jr.
                                           ------------------------------------
                                           Joseph A. Molino, Jr., Vice President

                               Index to Schedules

      Schedule 1  -  Finished Goods Inventory